                                                                  Exhibit 10.30

===============================================================================




                                CREDIT AGREEMENT

                                   DATED AS OF

                                DECEMBER 22, 1995



                                      AMONG



                         DREYER'S GRAND ICE CREAM, INC.



                        THE BANKS PARTY TO THIS AGREEMENT

                                       AND


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                             AS AGENT FOR THE BANKS

                                       AND

                               ABN-AMRO BANK N.V.

                                   AS CO-AGENT




===============================================================================

List of Exhibits and Schedules


EXHIBITS

Exhibit A - Form of Compliance Certificate
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Conversion/Continuation
Exhibit D - Form of Legal Opinion
Exhibit E - Form of Assignment and Acceptance


SCHEDULES

Schedule 2.01 - Commitments
Schedule 5.07 - ERISA
Schedule 5.11 - Indebtedness
Schedule 5.15 - Labor
Schedule 5.17 - Subsidiaries
Schedule 7.01 - Liens
Schedule 7.04 - Investments
Schedule 7.05 - Indebtedness
Schedule 7.08 - Contingent Obligations
Schedule 10.02 - Addresses for Notices, etc.

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . .   1
         1.02  Other Interpretive Provisions  . . . . . . . . . . . . . . . . .  16
         1.03  Accounting Principles  . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE II
THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.01  Amounts and Terms of Commitments . . . . . . . . . . . . . . . .  18
               (a)  The Revolving Credit  . . . . . . . . . . . . . . . . . . .  18
               (b)  The Same Day Rate Loans . . . . . . . . . . . . . . . . . .  18
         2.02  Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.03  Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . .  19
         2.04  Conversion and Continuation Elections  . . . . . . . . . . . . .  20
         2.05  Voluntary Termination or Reduction of
               Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.06  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . .  22
         2.07  Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.09  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               (a)  Arrangement, Agency Fees  . . . . . . . . . . . . . . . . .  23
               (b)  Closing Fees  . . . . . . . . . . . . . . . . . . . . . . .  23
               (c)  Commitment Fees . . . . . . . . . . . . . . . . . . . . . .  23
         2.10  Computation of Fees and Interest . . . . . . . . . . . . . . . .  24
         2.11  Payments by the Company  . . . . . . . . . . . . . . . . . . . .  24
         2.12  Payments by the Banks to the Agent . . . . . . . . . . . . . . .  25
         2.13  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . .  26


ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . . . . .  26
         3.01  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.02  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.03  Increased Costs and Reduction of Return  . . . . . . . . . . . .  28
         3.04  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.05  Inability to Determine Rates . . . . . . . . . . . . . . . . . .  29
         3.06  Reserves on Offshore Rate Loans  . . . . . . . . . . . . . . . .  30
         3.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


ARTICLE IV
CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.01  Conditions of Initial Loans Etc. . . . . . . . . . . . . . . . .  30
               (a)  Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  30
               (b)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . .  30
               (c)  Legal Opinion . . . . . . . . . . . . . . . . . . . . . . .  31
               (d)  Payment of Fees . . . . . . . . . . . . . . . . . . . . . .  31
               (e)  Prior Credit Agreement; Payment of Sums Due
                    and Termination of Commitment to Lend Under
                    the Prior Credit Agreement  . . . . . . . . . . . . . . . .  31
               (f)  Certificate . . . . . . . . . . . . . . . . . . . . . . . .  31
               (g)  Other Documents . . . . . . . . . . . . . . . . . . . . . .  31
         4.02  Conditions to All Borrowings . . . . . . . . . . . . . . . . . .  32
               (a)  Notice of Borrowing or
                    Conversion/Continuation . . . . . . . . . . . . . . . . . .  32

Section                                                                          Page
               (b)  Continuation of Representations and
                    Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  32
               (c)  No Existing Default . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.01  Corporate Existence and Power  . . . . . . . . . . . . . . . . .  32
         5.02  Corporate Authorization; No Contravention  . . . . . . . . . . .  33
         5.03  Governmental Authorization . . . . . . . . . . . . . . . . . . .  33
         5.04  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.05  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.06  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.07  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.08  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . .  34
         5.09  Title to Properties  . . . . . . . . . . . . . . . . . . . . . .  35
         5.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.11  Financial Condition  . . . . . . . . . . . . . . . . . . . . . .  35
         5.12  Environmental Matters  . . . . . . . . . . . . . . . . . . . . .  35
         5.13  Regulated Entities . . . . . . . . . . . . . . . . . . . . . . .  36
         5.14  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . .  36
         5.15  Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.16  Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . .  36
         5.17  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.18  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.19  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.20  Disclosure re Margin Stock . . . . . . . . . . . . . . . . . . .  37


ARTICLE VI
AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.01  Financial Statements . . . . . . . . . . . . . . . . . . . . . .  37
         6.02  Certificates; Other Information  . . . . . . . . . . . . . . . .  38
         6.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.04  Preservation of Corporate Existence, Etc . . . . . . . . . . . .  39
         6.05  Maintenance of Property  . . . . . . . . . . . . . . . . . . . .  39
         6.06  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.07  Payment of Obligations . . . . . . . . . . . . . . . . . . . . .  40
         6.08  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .  40
         6.09  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . .  40
         6.10  Inspection of Property and Books and Records . . . . . . . . . .  40
         6.11  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .  41
         6.12  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.13  Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.14  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . .  42


ARTICLE VII
NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.01  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . .  42
         7.02  Disposition of Assets  . . . . . . . . . . . . . . . . . . . . .  43
         7.03  Consolidations and Mergers . . . . . . . . . . . . . . . . . . .  44
         7.04  Loans and Investments  . . . . . . . . . . . . . . . . . . . . .  44
         7.05  Limitation on Indebtedness . . . . . . . . . . . . . . . . . . .  45
         7.06  Transactions with Affiliates . . . . . . . . . . . . . . . . . .  46
         7.07  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  46

Section                                                                          Page
         7.08  Contingent Obligations . . . . . . . . . . . . . . . . . . . . .  46
         7.09  Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.10  Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . .  47
         7.11  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . .  48
         7.12  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.13  Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . .  49
         7.14  Minimum Fixed Charge Coverage Ratio  . . . . . . . . . . . . . .  49
         7.15  Funded Debt/EBITDA Ratio . . . . . . . . . . . . . . . . . . . .  50
         7.16  Change in Business . . . . . . . . . . . . . . . . . . . . . . .  50
         7.17  Accounting Changes . . . . . . . . . . . . . . . . . . . . . . .  50
         7.18  Other Contracts  . . . . . . . . . . . . . . . . . . . . . . . .  51


ARTICLE VIII
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.01  Event of Default . . . . . . . . . . . . . . . . . . . . . . . .  51
               (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . .  51
               (b)  Representation or Warranty  . . . . . . . . . . . . . . . .  51
               (c)  Specific Defaults . . . . . . . . . . . . . . . . . . . . .  51
               (d)  Other Defaults  . . . . . . . . . . . . . . . . . . . . . .  51
               (e)  Cross-Default . . . . . . . . . . . . . . . . . . . . . . .  51
               (f)  Insolvency; Voluntary Proceedings . . . . . . . . . . . . .  52
               (g)  Involuntary Proceedings . . . . . . . . . . . . . . . . . .  52
               (h)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               (i)  Monetary Judgments  . . . . . . . . . . . . . . . . . . . .  53
               (j)  Non-Monetary Judgments  . . . . . . . . . . . . . . . . . .  53
               (k)  Change of Control . . . . . . . . . . . . . . . . . . . . .  53
               (l)  Loss of Licenses  . . . . . . . . . . . . . . . . . . . . .  53
               (m)  Adverse Change  . . . . . . . . . . . . . . . . . . . . . .  53
               (n)  Invalidity of Subordination Provisions  . . . . . . . . . .  54
         8.02  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.03  Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . .  54


ARTICLE IX
THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.01  Appointment and Authorization  . . . . . . . . . . . . . . . . .  54
         9.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . .  55
         9.03  Liability of Agent . . . . . . . . . . . . . . . . . . . . . . .  55
         9.04  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . .  55
         9.05  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . .  56
         9.06  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.07  Indemnification of Agent . . . . . . . . . . . . . . . . . . . .  57
         9.08  Agent in Individual Capacity . . . . . . . . . . . . . . . . . .  57
         9.09  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.10  Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.11  Co-Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


ARTICLE X
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.01  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .  60
         10.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.03  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . .  61
         10.04  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . .  61
         10.05  Company Indemnification . . . . . . . . . . . . . . . . . . . .  62
         10.06  Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . .  62

Section                                                                          Page
         10.07  Successors and Assigns  . . . . . . . . . . . . . . . . . . . .  63
         10.08  Assignments, Participations, etc. . . . . . . . . . . . . . . .  63
         10.09  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  64
         10.10  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.11  Notification of Addresses, Lending Offices,
                Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  66
         10.13  Severability  . . . . . . . . . . . . . . . . . . . . . . . . .  66
         10.14  No Third Parties Benefitted . . . . . . . . . . . . . . . . . .  66
         10.15  Commitment Letter . . . . . . . . . . . . . . . . . . . . . . .  66
         10.16  Termination of Commitments to Lend Under the
                Prior Credit Agreement  . . . . . . . . . . . . . . . . . . . .  66
         10.17  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . .  66
         10.18  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . .  67

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of December 22, 1995 among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent, and Bank of America National Trust and Savings Association, as agent for the Banks.

         WHEREAS, the Company, certain financial institutions party thereto, ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent, and Bank of America National Trust and Savings Association, as agent for the Banks entered into an Amended and Restated Credit Agreement dated as of December 13, 1994 (as amended as of the date of this Agreement, the "Prior Credit Agreement");

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement, the initial borrowings of which will be used to repay principal, interest, and all other sums then due and payable under the Prior Credit Agreement;


         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests, or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. Each of General Electric Capital Corporation, the Trustees of General Electric Pension Trust, GE Investment Private Placement Partners I, and Nestle Holdings, Inc. and its Affiliates shall not be deemed an Affiliate of the Company by reason of such Person's equity holdings in the Company as of the date of this Agreement.

                 "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 in relation to the Agent, or such other address as the Agent may from time to time specify.

                 "Agreement" means this Credit Agreement as in effect from time to time.

                 "Applicable Margin" means:

                          (a) For each Loan made, converted, or continued during the period from the date of this Agreement through the date which is two Business Days after the date on which the Agent first receives a Compliance Certificate pursuant to Section 6.02(b):

                          0.625% if such Loan is an Offshore Rate Loan

                          0.000% if such Loan is a Base Rate Loan

                          0.625% if such Loan is a Same Date Rate Loan; and

                          (b)  Thereafter:


                    For each period from the date which is three Business Days after the date the Agent receives a Compliance Certificate pursuant to Section 6.02(b) (the "Current Compliance Certificate") through the date which is two Business Days after the Agent receives the next such Compliance Certificate, and for each Loan made, converted, or continued during such period, if the Current Compliance Certificate shows the Company's Funded Debt/EBITDA Ratio is:

                                2.50 or       3.00 or       3.50 or        4.00 or
For               Below         above and     above and     above and      above and      4.50 or
each:             2.50          below 3.00    below 3.50    below 4.00     below 4.50     above
Offshore
Rate
Loan              0.500%        0.625%        0.750%        0.875%         1.000%        1.250%

Base
Rate
Loan              0.000%        0.000%        0.000%        0.000%         0.000%        0.250%

Same Day
Rate
Loan              0.500%        0.625%        0.750%        0.875%         1.000%        1.250%


                 "Arranger" means BA Securities, Inc., a Delaware corporation.

                 "Assignee" has the meaning specified in subsection 10.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate for such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "Reference Rate." (The "Reference Rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                 Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day under Article II and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Cash Equivalents" means:

                 (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                 (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

                 (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors

         Service Inc. and in either case having a tenor of not more than three months.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(d), waived by the Person entitled to receive such payment), which date must occur before December 31, 1995.

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Commitment", as to each Bank, has the meaning specified in
         Section 2.01.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                 "Consolidated Net Worth" of the Company means stockholders' equity plus subordinated debt existing on the Closing Date, plus subordinated debt subsequently incurred which is acceptable to the Majority Banks, plus Series A Preferred Stock, plus Series B Preferred Stock, minus the current portion of mandatory redeemable Series B Preferred Stock, minus any treasury stock. Each Bank agrees not to unreasonably refuse or withhold its consent to subordinated debt which the Company wishes to incur after the date of this Agreement.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type with a new Interest Period, Loans of the same Type with Interest Periods expiring on such date.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "EBITDA" means earnings before interest, taxes, depreciation and amortization of non-cash charges, all determined on a consolidated basis and in accordance with GAAP.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank,
         (B) a Subsidiary of a Person of which a Bank is a

         Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all written claims received by the Company, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "Environmental Laws" means all federal, state, local, or foreign laws and regulations, relating to pollution or protection of public health and the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "Event of Default" means any of the events or circumstances specified in Section 8.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.09(a).

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Funded Debt" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; and (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and (e) in the case of the Company, the current portion of mandatory redeemable Series B Preferred Stock. Obligations arising from capital leases shall not be deemed Funded Debt.

                 "Funded Debt/EBITDA Ratio" of any Person means the ratio of such Person's Funded Debt to its EBITDA; with EBITDA calculated on a rolling four quarter basis.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

         Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Grand Soft Capital Company" means Grand Soft Capital Company, a California corporation.

                 "Grand Soft Equipment Company" means Grand Soft Equipment Company, a Kentucky corporation.

                 "Grand Soft Program" means (i) all sales by Grand Soft Capital Company or Grand Soft Equipment Company of leases covering machinery manufactured for or by Grand Soft Equipment Company; (ii) all sales and leasebacks by Grand Soft Capital Company or Grand Soft Equipment Company of machinery manufactured for or by Grand Soft Equipment Company; and (iii) all leases of equipment manufactured for or by Grand Soft Equipment Company leased by Grand Soft Equipment Company or Grand Soft Capital Company.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                 "Indemnified Liabilities" has the meaning specified in Section 10.05.

                 "Indemnified Person" has the meaning specified in Section
         10.05.

                 "Independent Auditor" has the meaning specified in subsection 6.01(a).

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                 "Interest Period" means, (a) as to any Same Day Rate Loan, the period commencing on the Borrowing Date of such Loan, or the date such Same Day Rate Loan is continued as a Same Day Rate Loan through the date agreed upon between the Company and BofA, except that the Interest Period for a Same Day Rate Loan shall not exceed 30 days; and (b) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period for any Loan shall extend beyond December 31, 1999.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan, an Offshore Rate Loan, or a Same Day Rate Loan (each, a "Type" of Loan).

                 "Loan Documents" means this Agreement, the Fee Letter, and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Majority Banks" means (a) at any time when there are more than two Banks, Banks then holding 60% or more of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having 60% or more of the combined Commitments of the Banks; or (b) at any time when there are only two Banks, both Banks.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or
         (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                 "Material Subsidiary" means Edy's Grand Ice Cream and, at any time, any other Subsidiary of the Company having at such time either
         (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the total (gross) revenues of the Company on a consolidated basis, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $50,000,000 in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.01.

                 "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

                 "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Net Issuance Proceeds" means, in respect of any offering of equity or debt securities or debt instruments, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company or in favor of Manwell & Milton, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                 "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection 10.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" has the meaning specified in Section 7.01.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Prior Credit Agreement" has the meaning ascribed in the first "WHEREAS" clause of this Agreement.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the Compliance Certificate, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Termination Date" means the earlier to occur of:

                 (a)      December 31, 1999; and

                 (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "Same Day Rate" means the rate specified by BofA to the Company prior to the making of the Same Day Rate Loan to which such rate will apply and agreed to by the Company.

                 "Same Day Rate Loan" means a Loan that bears interest at the Same Day Rate.

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Senior Notes" means the Company's unsecured notes which are not subordinated to but are of equal rank with the Obligations, issued in favor of institutional investors through a private placement arranged by the Arranger.

                 "Series A Certificate of Designation" means the Company's Certificate of Designation of Series A Convertible Preferred Stock as in effect on the date hereof.

                 "Series B Certificate of Designation" means the Company's Certificate of Designation of Series B Convertible Preferred Stock as in effect on the date hereof.

                 "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock issued pursuant to the Series A Certificate of Designation.

                 "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock issued pursuant to the Series B Certificate of Designation.

                 "Subsidiary" of a Person means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests, or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                 "Truck Lease Program" means (i) the sale and leaseback, the acquisition financing, or the secured financing by the Company or any of its Subsidiaries of trucks up to an aggregate of $30,000,000 for such transactions and (ii) the lease of trucks by the Company or any of its Subsidiaries for use in the ordinary course of business of the Company or such Subsidiary, which trucks are not leased pursuant to a sale and leaseback.

                 "Type" has the meaning specified in the definition of "Loan."

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c) (1) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (2) The term "including" is not limiting and means "including without limitation."

                      (3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                 (g) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                  THE CREDITS

         2.01 Amounts and Terms of Commitments.

                 (a) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, for the relevant period, the amount set forth opposite such Bank's name on Schedule 2.01 under the heading "Commitment" (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing (including those of Same Day Rate Loans), the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection, prepay under Section 2.06 and reborrow under this subsection.

                 (b)  The Same Day Rate Loans.

                          (1)  The Revolving Credit provided for in subsection
(a) of this Section shall contain a facility providing for Same Day Rate Loans. If the Company wishes to borrow under this facility, (a "Same Day Rate Loan"), it shall so notify the Agent, with a copy to BofA, in its Notice of Borrowing. Same Day Rate Loans shall be subject to the following:

                                  (A)  The aggregate principal amount of
         outstanding Same Day Rate Loans shall not exceed $10,000,000 at any one time.

                                  (B)  Same Day Rate Loans shall be made by
         BofA on behalf of all the Banks except that the other Banks shall not fund their share of the Same Day Rate Loans except as specified in this subsection.

                                  (C)  A Bank's Pro Rata Share of outstanding
         Same Day Rate Loans (i) shall be subtracted from a Bank's Commitment when computing the unused Commitment of such Bank, and (ii) so long as such Pro Rata Share is unfunded, shall be deemed part of such Bank's unused Commitment for purposes of computing the commitment fees due such Bank.

                          (2)  Each Bank hereby promises BofA that it shall,
upon demand by BofA made from time to time, purchase from BofA such Bank's Pro Rata Share of all Same Day Rate Loans outstanding at such times, regardless of whether at such times a Default or an Event of Default has occurred. Each Bank agrees that its commitment to BofA under the preceding sentence is irrevocable, unconditional, and unqualified. Each Bank agrees that it shall not be entitled to any portion of principal and interest accrued and/or paid on a Same Day Loan until such Bank purchases from BofA such Bank's Pro Rata Share of such Same Day Rate Loan; prior to such purchase, principal and interest accrued and/or paid on such Loan shall be for the account of BofA and those Banks (if any) which have purchased their Pro Rata Shares in such Loan.

                          (3)  BofA shall furnish Agent, weekly, with a report
showing the Same Day Rate Loan outstandings and payments made on each Business Day of the week covered by such report.

         2.02 Loan Accounts. The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive, absent manifest error, of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         2.03 Procedure for Borrowing.

                 (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in accordance with Section
10.02 in the form of a Notice of Borrowing (which notice must be received by the Agent prior to:

                          (1) 9:00 a.m. (San Francisco, California time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and

                          (2) 9:00 a.m. (San Francisco, California time) on the requested Borrowing Date, in the case of Base Rate Loans or Same Day Rate Loans, specifying:

                 (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; except that a Borrowing consisting of a Same Day Rate Loan shall be in a minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                 (B)  the requested Borrowing Date, which shall be a Business
         Day;

                 (C) whether the Borrowing is to be comprised of Offshore Rate Loans, Base Rate Loans, or Same Day Rate Loans;

                 (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of

         Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco, California time) on the Closing Date or one or three Business Days before the Closing Date if the Borrowing is to consist of Base Rate or Same Day Loans or Offshore Rate Loans, respectively.

                 (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing; except that if the Borrowing consists of Same Day Rate Loans, the Agent need notify the Banks of such Borrowings only on the last Business Day of each week, setting forth the amount of Same Day Rate Loans made and/or paid during such week.

                 (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing (except for a Borrowing consisting of Same Day Rate Loans made by BofA) available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                 (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect (excluding Interest Periods for Same Day Rate Loans).

         2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                          (1) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type (except that Same Day Rate Loans may not be converted); or

                          (2) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 9:00 a.m. San Francisco, California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                  (A)  the proposed Conversion/Continuation
                 Date;

                                  (B)  the aggregate amount of Loans to be
                 converted or continued;

                                  (C)  the Type of Loans resulting from the
                 proposed conversion or continuation; and

                                  (D)  other than in the case of conversions
                 into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans or Same Day Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or has failed to agree with BofA on a new Same Day Rate and Interest Period applicable to such Same Day Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert (i) such Offshore Rate Loans into Base Rate Loans, or (ii) such Same Day Rate Loans bearing interest at the Base Rate plus the Applicable Margin, effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect (excluding Interest Periods for Same Day Rate Loans).

         2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.06 Optional Prepayments. Subject to Section 3.04, the Company may at any time or from time to time ratably prepay Loans in whole or in part in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof. Each prepayment shall be made upon not less than three Business Days' irrevocable notice to the Agent with respect to Offshore Rate Loans and not less than same day irrevocable notice of prepayment with respect to Base Rate Loans and Same Day Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

         2.07 Repayment. The Company (a) shall make principal payments of the Loans as set forth in Schedule 2.01 and (b) on the Revolving Termination Date repay the aggregate principal amount of Loans outstanding on such date.

         2.08 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate, the Base Rate, or the Same Day Rate as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                 (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan or Same Day Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.09 Fees. (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger, and Agent dated October 23, 1995.

                 (b) Closing Fees. On the Closing Date, the Company shall pay to the Banks, through Agent, closing fees in the amount set forth in BofA's commitment letter and term sheet dated October 23, 1995 and agreed to by the Company.

                 (c) Commitment Fees. (1) The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment (subject to Section 2.01(b)(1)(C)), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for that quarter as calculated by the Agent, equal to the rate per annum as follows:

                 (A) For the period from the date of this Agreement through the date which is two Business Days after the date on which the Agent first receives a Compliance Certificate pursuant to Section 6.02(b):
         0.250% per annum;

                 (B) Thereafter and for each period commencing on the date which is three Business Days after the date on which the Agent receives a Compliance Certificate pursuant to Section 6.02(b) (the "Current Compliance Certificate") through the date which is two Business Days after the Agent receives the next such Compliance Certificate, if the Current Compliance Certificate shows the Company's Funded Debt/EBITDA Ratio is:

                 Below 3.00                        0.250% per annum

                 3.00 or above and
                  below 4.00                       0.375% per annum

                 4.00 or above                     0.500% per annum

                          (2)  Such commitment fee shall accrue from the
Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.

                          (3)  The commitment fees provided in this subsection
shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.11 Payments by the Company. (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees, and other amounts required hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.12 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes.

                 (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                          (1) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                          (2) the Company shall make such deductions and withholdings;

                          (3) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (4) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                 (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                 (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan or Same Day Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan or a Same Day Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan or Same Day Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Same Day Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each Same Day Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate used in determining the Same Day Rate for such Same Day Rate Loan, whether or not such Same Day Rate Loan is in fact so funded.

         3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         3.07 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions of Initial Loans Etc. The obligation of each Bank to make its initial Loan hereunder or to convert or continue any Loan outstanding on the Closing Date is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                 (a) Agreement. This Agreement executed by each party thereto;

                 (b)  Resolutions; Incumbency.

                          (1) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                          (2) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                 (c) Legal Opinion. An opinion of Manwell & Milton, counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D;

                 (d) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04;

                 (e) Prior Credit Agreement; Payment of Sums Due and Termination of Commitment to Lend Under the Prior Credit Agreement. Evidence of:

                          (1) Payment by the Company of all sums due unpaid (including but not limited to principal, interest, commitment fees through the Closing Date under the Prior Credit Agreement) under the Prior Credit Agreement, except for any break-funding fees associated with the prepayment of outstanding Loans under the Prior Credit Agreement in connection with payment and prepayment of such Loans under this clause. These fees are due and payable upon demand;

                          (2) Termination of the various commitments to extend credit under the Prior Credit Agreement;

                 (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                          (1)  the representations and warranties contained in
         Article V are true and correct on and as of such date, as though made on and as of such date;

                          (2) no Default or Event of Default exists or would result from execution and performance of this Agreement by the Company; and

                          (3) there has occurred since September 30, 1995 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                 (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 (including continuations or conversions of Loans outstanding on the Closing Date) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

                 (a) Notice of Borrowing or Conversion/Continuation. The Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this
Section 4.02 are satisfied.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         5.01 Corporate Existence and Power. The Company and each of its Subsidiaries, other than Dreyer's International, Inc.:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d)  is in compliance with all Requirements of Law.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of the Company's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                 (c)  violate any Requirement of Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other

Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

         5.07 ERISA Compliance. Except as specifically disclosed in Schedule
5.07:

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.11 Financial Condition. (a) The unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on that date:

                          (1)  were prepared in accordance with GAAP
         consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                          (2) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (3) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since September 30, 1995 there has been no Material Adverse Effect.

         5.12 Environmental Matters. Except where non-compliance is not reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Environmental Laws. Except in cases or circumstances not reasonably likely to have a Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries and, except as specifically disclosed in Schedule 5.15, no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

         5.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.17 Subsidiaries. The Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.17.

         5.18 Insurance. The Company has a self-insurance program covering types of risks and/or properties in amounts consistent with the practices of other companies in the same or similar business and of similar size. The properties of the Company and its Subsidiaries are, consistent with its self-insurance program, insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         5.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.20 Disclosure re Margin Stock. On the Closing Date, the Company owns no Margin Stock.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                 (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                 (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

         6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                 (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         6.03 Notices. The Company shall promptly notify the Agent and each
Bank:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                          (1)  an ERISA Event;

                          (2) a material increase in the Unfunded Pension Liability of any Pension Plan;

                          (3)  the adoption of, or the commencement of
         contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                          (4) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                 (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.06 Insurance. The Company shall maintain (in accordance with its self-insurance program), and shall cause each Subsidiary to maintain (in accordance with the Company's self-insurance program), with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) interest, principal, fees, and all other sums outstanding under or in respect of this Agreement, the Fee Letter, and any other instrument required hereunder in accordance with the terms hereof and thereof;

                 (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (c) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                 (d) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.10 Inspection of Property and Books and Records. The

Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         6.12 Use of Proceeds. (a) The Company shall use the proceeds of the Loans made on the Closing Date to repay (to the extent of such proceeds) principal, interest, fees, and all other sums due and payable under the Prior Credit Agreement and thereafter for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

                 (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
Section  24, Seventh), as amended.

         6.13 Senior Notes. The Company shall place $50,000,000 in Senior Notes with a maturity of not less than five years, and with terms and conditions acceptable to the Majority Banks, on or before February 28, 1996; this date may be extended to March 31, 1996 by the Majority Banks if the Majority Banks are satisfied (in their sole discretion) that such Senior Notes will be placed on or before March 31, 1996.

         6.14 Cooperation. The Company shall perform, on request of the Agent or the Majority Banks and at the Company's expense, such acts as may be necessary or advisable to otherwise carry out the intent of this Agreement.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date and any Lien associated with operating leases of the Company and any Subsidiary existing as of the Closing Date;

                 (b)  any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;

                 (k) Liens securing obligations in respect of capital leases and operating leases on assets subject to such leases, provided that such capital leases and operating leases are otherwise permitted hereunder;

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                 (m)  Liens arising solely by reason of the Truck Lease
Program.

         7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) the sale by Grand Soft Capital Company or Grand Soft Equipment Company of leases and/or machinery pursuant to the Grand Soft Program;

                 (d) the sale by the Company or any Subsidiary of trucks pursuant to the Truck Lease Program; and

                 (e) the lease, by the Company, of its real and personal property which is not needed by the Company for its current business operations, for fair market value;

                 (f) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $5,000,000.

         7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

         7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any

Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

                 (a)  investments by the Company or Subsidiary in Cash
Equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

                 (d)  investments (other than those permitted under subsections
(a), (b), (c), (e), and (f) of this Section) subject to the following additional limitations:

                          (1) the following amounts may be invested in Persons engaged in businesses substantially similar to the businesses currently engaged in by the Company and/or any of its Subsidiaries:

                                  (A) up to an aggregate amount of $50,000,000 prior to the first anniversary of this Agreement; and

                                  (B) up to an aggregate amount of $60,000,000 (including investments made prior to the first anniversary of this Agreement) during the term of this Agreement;

                          (2) up to an aggregate amount of $15,000,000 may be invested in Persons engaged in businesses not covered by clause (1) of this subsection; and

                          (3) the aggregate amount of investments under clauses (1) and (2) of this subsection may not exceed $60,000,000 during the term of this Agreement;

                 (e) investments acquired in exchange for stock of the Company; and

                 (f) investments existing as of the Closing Date as set forth in Schedule 7.04.

         7.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a)  Indebtedness incurred pursuant to this Agreement;

                 (b) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                 (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

                 (d) Indebtedness existing on the Closing Date and set forth in Schedule 7.05;

                 (e) Indebtedness secured by Liens permitted by subsections 7.01(i) and (j) in an aggregate amount outstanding not to exceed $20,000,000;

                 (f) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10; and

                 (g)  The Senior Notes required under Section 6.13.

         7.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08; and

                 (c) Guaranty Obligations in respect of Indebtedness of a Subsidiary which is permitted under this Agreement;

                 (d) The Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company with respect to leases each sells or enters into pursuant to the Grand Soft Program up to an aggregate amount of $10,000,000; and the Company's Guaranty Obligations, if any, with respect to such Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company up to an aggregate amount of $10,000,000; and

                 (e) In addition to that permitted under the preceding subsections, Guaranty Obligations covering up to $5,000,000 principal of primary obligations.

         7.09 Joint Ventures. Except for investments in a Joint Venture permitted under Section 7.04, the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business.

         7.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                 (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                 (b) leases entered into by the Company or any of its Subsidiaries pursuant to the Truck Lease Program;

                 (c) leases entered into by Grand Soft Capital Company and Grand Soft Equipment Company pursuant to the Grand Soft Program;

                 (d) operating leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date in the ordinary course of business as conducted as of the Closing Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $10,000,000;

                 (e) leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date, provided, that:

                          (1) immediately prior to giving effect to such lease, the Property subject to such lease was sold by the Company or any such Subsidiary to the lessor pursuant to a transaction permitted under Section 7.02;

                          (2) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease; and

                          (3) the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000.

                 (f) capital leases other than those permitted under other subsections of this Section, entered into by the Company or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the aggregate for all such capital leases included in the Company's most current consolidated balance sheet furnished to the Agent pursuant to Section 6.01 to the Agent shall not exceed $15,000,000.

         7.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

                 (a) declare and make dividend payments or other distributions to:

                          (1) its common stockholders, payable in cash or in its common stock; and

                          (2) its preferred stockholders, up to an annual aggregate amount of $4,600,000 payable in cash or in its common stock. The amount by which $4,600,000 exceeds the aggregate dividend payments and other distributions made in any fiscal year (commencing with 1996) to preferred stockholders may be added, on a cumulative basis, to the amount available for dividend payments to preferred stockholders in subsequent fiscal years;

                 (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                 (c)  with respect to the Company:

                          (1) convert all or part of its Series B Preferred Stock into its (y) Series A Preferred Stock or (z) common stock;

                          (2) convert all or part of its Series A Preferred Stock into its common stock;

                          (3) redeem its Series B Preferred Stock for cash so long as such redemption is a mandatory redemption;

                 (d)  purchase shares of its common stock pursuant to:

                          (1) the Company's "Employee Secured Stock Purchase Plan (1990)" and the Company's "Section 423 Employee Stock Purchase Plan (1990)" both as in effect on the Closing Date and as amended to comply with applicable tax, securities, or other laws, and

                          (2) the Company's "Stock Option Plan (1992)", the Company's "Incentive Stock Option Plan (1982)", and the Company's "Stock Option Plan (1993)", all as in effect on the Closing Date and as amended to comply with applicable tax, securities, or other laws or to increase the number of shares authorized to be issued under such plans as approved by the stockholders of the Company.

         7.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.13 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $175,000,000; plus (ii) 75% of the Company's consolidated net income for each fiscal quarter beginning with the first fiscal quarter of 1996 (with no deduction for losses); plus (iii) 100% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since December 31, 1995.

         7.14 Minimum Fixed Charge Coverage Ratio.

                 (a)  The Company shall not permit its Fixed Charge Coverage
Ratio:


================================================================================
                                    For the period consisting of the four
                                    consecutive fiscal quarters
To be less than:                    ending on the last day of its:
--------------------------------------------------------------------------------
     1.55                           fourth fiscal quarter of 1995
--------------------------------------------------------------------------------

     1.65                           first and second fiscal quarters of 1996
--------------------------------------------------------------------------------

     1.75                           third fiscal quarter of 1996
--------------------------------------------------------------------------------

     2.00                          fourth fiscal quarter of 1996 and each of
                                   the first three fiscal quarters of 1997
--------------------------------------------------------------------------------

     2.50                          fourth fiscal quarter of 1997 and each
                                   fiscal quarter thereafter
================================================================================

                 (b) For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

         "A"     means the sum of earnings before taxes plus current operating lease expenses plus interest expense; and

         "B"     means interest expense plus current operating lease expense;

         in all cases computed on a consolidated basis and measured at the end of the relevant fiscal quarter for the four successive fiscal quarters ending on the last day of such fiscal quarter.

         7.15 Funded Debt/EBITDA Ratio. (a) The Company shall not permit its Funded Debt/EBITDA Ratio to be greater than:

                          (1) 5.25 for the period from the Closing Date through its fourth fiscal quarter in 1995;

                          (2)  4.75 for its first fiscal quarter in 1996;

                          (3)  4.50 for its second fiscal quarter in 1996;

                          (4)  4.00 for its third fiscal quarter in 1996;

                          (5)  3.50 for its fourth fiscal quarter in 1996; and

                          (6)  3.00 for each of its fiscal quarters thereafter.

                 (b) In determining compliance with this Section, the Company's Funded Debt at each quarterly measurement period shall be reduced by the amounts shown in the following table to accommodate increases in the Company's seasonal debt:


================================================================================
Fiscal quarter                                                  each year after
ending in:                        1996                          1996
--------------------------------------------------------------------------------
March                             $10,000,000                   $10,000,000
--------------------------------------------------------------------------------
June                              $45,000,000                   $50,000,000
--------------------------------------------------------------------------------
September                         $35,000,000                   $40,000,000
--------------------------------------------------------------------------------
December                          $0                            $0
================================================================================

         7.16 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

         7.17 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

         7.18 Other Contracts. The Company shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.10, or 6.13 or in Article VII other than Sections 7.01, 7.05, 7.06, 7.12, 7.16, 7.17, or 7.18; or

                 (d)  Other Defaults.  The Company fails to perform or observe:

                          (1) any term, covenant or agreement contained in any of Sections 6.01, 6.02, 7.01, or 7.05 and such default shall continue unremedied for a period of five Business Days after notice from the Agent or any Bank that such failure to comply constitutes an Event of Default; or

                          (2) any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after its occurrence; or

                 (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in an aggregate amount equal to 5% or more of the Company's Consolidated Net Worth, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k) Change of Control. (i) Any person acquires beneficial ownership of 40% or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which 40% shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities), (ii) a change occurs in the composition of majority membership of the Company's Board of Directors over any two year period, (iii) a change of ownership of the Company such that the Company becomes subject to the delisting of its common stock from the NASDAQ National Market System, (iv) the Company's Board of Directors approves the sale of all or substantially all of the assets of the Company, or (v) the Company's Board of Directors approves any merger, consolidation, issuance of securities, or purchase of assets, the result of which would be the occurrence of any event described in clause (i),
(ii), or (iii) of this subsection. Notwithstanding anything to the contrary in this subsection, acquisitions by any person (or any group of which such a person is a member) who as of the date of this Agreement is a member of the Board of Directors of the Company, of beneficial ownership of 40% or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (calculation of such 40% being made as described above) shall not be deemed subject to this subsection;

                 (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                 (m) Adverse Change. There occurs a Material Adverse Effect which, in the opinion of Majority Banks, (1) will adversely affect the ability of the Company to perform under any Loan Document or to avoid any Event of Default or (2) will have a material adverse effect upon the legality, validity, binding effect, or enforceability against the Company of any Loan Document; or

                 (n) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any subordinated debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks:

                 (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

                 (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                   THE AGENT

         9.01 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates. For purposes of this Section, "Affiliates" of the Company include the entities mentioned in the last sentence of the definition of "Affiliates".

         9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any





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
writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal





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
of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to





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
confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity. For purposes of this Section, "Affiliates" of the Company include the entities mentioned in the last sentence of the definition of "Affiliates".

         9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                          (1) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                          (2) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which





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
         interest may be paid under this Agreement; and

                           (3) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                 (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1440 and 1442 of the Code, without reduction.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.





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

         9.11 Co-Agent. The Bank identified on the facing page or signature pages of this Agreement as a "co-agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as a "co-agent" shall not have and shall not be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                 (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or





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rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.02 Notices. (a) All notices, requests, consents, approvals, waivers, and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                 (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04 Costs and Expenses. The Company shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(d)) for all costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith (including assignments and delegations by any Bank or Banks of their rights and obligations under this Agreement), and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

                 (b) pay or reimburse the Agent, the Arranger, and each Bank within five Business Days after demand (subject to subsection 4.01(d)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend, and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (which consent of the Company shall not be unreasonably withheld) at all times other than during the existence of an Event of Default and the Agent at any time, assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"); and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000 (except as set forth in a separate agreement between the Agent and the Co-Agent).

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates.

         10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.14 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.15 Commitment Letter. This is the Credit Agreement referred to in the October 23, 1995 letter (and accompanying term sheet) to the Company from the Arranger and BofA (the "Commitment Letter") and contains the terms and conditions relating to the credit facility described in the Commitment Letter. These terms and conditions are modified, as set forth in this Agreement. The terms and conditions of the October 23, 1995 Fee Letter remain in full force and effect and are not amended or modified by this Agreement.

         10.16 Termination of Commitments to Lend Under the Prior Credit Agreement. The Company and each of the Banks party to the Prior Credit Agreement agree that:

                 (a) the commitment of each of such Banks to extend credit under the Prior Credit Agreement terminates upon execution of this Agreement without necessity of further act of the parties; and

                 (b) principal, interest, and fees due under the Prior Credit are immediately due and payable upon execution of this Agreement and all sums due under Section 3.04 of the Prior Credit Agreement by reason of payment of such items shall be due and payable on demand.

         10.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE

NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         10.18 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                       DREYER'S GRAND ICE CREAM, INC.


                                       By: /s/ William C. Collett
                                          ---------------------------
                                       Name: William C. Collett
                                            -------------------------
                                       Title: Treasurer
                                             ------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Agent


                                       By: /s/ Christine Corti
                                          ---------------------------

                                       Name: Christine Corti
                                            -------------------------

                                       Title: Vice President

                                       ABN AMRO BANK N.V., as Co-Agent


                                       By: /s/ Gina M. Brusatori
                                          ----------------------------
                                       Name: Gina M. Brusatori
                                            --------------------------
                                       Title: Vice President
                                             -------------------------


                                       By: /s/ R. Clay Jackson
                                          ----------------------------
                                       Name: R. Clay Jackson
                                            --------------------------
                                       Title: Senior Vice President
                                             -------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank


                                       By: /s/ Michael J. Dasher
                                          -------------------------------
                                       Name: Michael J. Dasher
                                            -----------------------------
                                       Title: Vice President
                                             ----------------------------

                                       ABN AMRO BANK N.V., as a Bank


                                       By: /s/ Gina M. Brusatori
                                          ----------------------------
                                       Name: Gina M. Brusatori
                                            --------------------------
                                       Title: Vice President
                                             -------------------------


                                       By: /s/ R. Clay Jackson
                                          ----------------------------
                                       Name: R. Clay Jackson
                                            --------------------------
                                       Title: Senior Vice President
                                             -------------------------

                                       CREDIT SUISSE


                                       By: /s/ David J. Worthington
                                          -------------------------------
                                       Name: David J. Worthington
                                            -----------------------------
                                       Title: Member of Senior Management
                                             ----------------------------


                                       By: /s/ Marilou Palenzuela
                                          -------------------------------
                                       Name: Marilou Palenzuela
                                            -----------------------------
                                       Title: Member of Senior Management
                                             ----------------------------

                                       THE BANK OF CALIFORNIA, N.A.


                                       By: /s/ Wanda Headrick
                                          -------------------------
                                       Name: Wanda Headrick
                                            -----------------------
                                       Title: Vice President
                                             ----------------------


                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------

                                    EXHIBIT A

                         DREYER'S GRAND ICE CREAM, INC.
                             COMPLIANCE CERTIFICATE


                                                Financial
                                                Statement Date:___________, 199_


         Reference is made to that certain Credit Agreement dated as of December 22, 1995, (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"), and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

         The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the _____________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(a) of the Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, ____ and
(b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor which states that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

                                       OR

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) of the Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, _____, and
(b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of___________________,_____.


                                                  DREYER'S GRAND ICE CREAM, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                      Date:
                                           -------------------------------------
                                      For the fiscal quarter
                                      ended
                                           -------------------------------------



                                   Schedule 2
                          to the Compliance Certificate
                   Financial Covenant Analyses and Information

         "7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  "(g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;"

                                                 ACTUAL               PERMITTED

--------------------------------------------------------------------------------
AGGREGATE PRINCIPAL AMOUNT SECURED BY
JUDGMENT AND JUDICIAL ATTACHMENT LIENS
UNDER SECTION 7.01(g)                        $                       $5,000,000
                                              ----------------

                                      2-1

                  "(i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;"

                                                       ACTUAL          PERMITTED

----------------------------------------------------------------------------------
AGGREGATE PRINCIPAL AMOUNT SECURED BY LIENS
ON ASSETS OF CORPORATIONS WHICH BECAME
SUBSIDIARIES AFTER THE DATE OF THE CREDIT       $                      $10,000,000
AGREEMENT                                        --------------------


                                      2-2

                  "(j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;"

                                                          ACTUAL           PERMITTED

--------------------------------------------------------------------------------------
PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED BY
PURCHASE MONEY SECURITY INTERESTS IN PROPERTY
HELD BY THE COMPANY AND ITS SUBSIDIARIES IN
THE ORDINARY COURSE OF BUSINESS                    $                       $10,000,000
                                                    --------------------


                                      2-3
 provided

         "7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               "(f) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $5,000,000."

                                                      ACTUAL              PERMITTED

------------------------------------------------------------------------------------
DISPOSITION OF ASSETS COVERED BY SECTION
7.02(f) DURING THE FISCAL YEAR ENDING WITH THE
PERIOD COVERED BY THIS COMPLIANCE CERTIFICATE     $                       $5,000,000
                                                   --------------------


                                      2-4

         "7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

               "(d) investments (other than those permitted under subsections
         (a), (b), (c), (e), and (f) of this Section) subject to the following additional limitations:

                    "(1) the following amounts may be invested in Persons engaged in businesses substantially similar to the businesses currently engaged in by the Company and/or any of its Subsidiaries:

                         "(A) up to an aggregate amount of $50,000,000 prior to
               the first anniversary of this Agreement; and

                         "(B) up to an aggregate amount of $60,000,000
               (including investments made prior to the first anniversary of this Agreement) during the term of this Agreement;

                    "(2) up to an aggregate amount of $15,000,000 may be invested in Persons engaged in businesses not covered by clause (1) of this subsection; and

                    "(3) the aggregate amount of investments under clauses (1) and (2) of this subsection may not exceed $60,000,000 during the term of this Agreement;"


                                      2-5

FROM THE DATE OF THE CREDIT
AGREEMENT THROUGH THE LAST DAY OF
THE FISCAL QUARTER COVERED BY THIS
COMPLIANCE CERTIFICATE:                       ACTUAL                    PERMITTED
--------------------------------------------------------------------------------------------------------
(1)  INVESTMENTS UNDER CLAUSE

(1)(A) OF SECTION 7.04(d)             $
                                       -----------------              $50,000,000
--------------------------------------------------------------------------------------------------------
                                                                $50,000,000 PRIOR TO THE FIRST
                                                                ANNIVERSARY OF THE CREDIT
                                                                AGREEMENT, THEREAFTER A
                                                                CUMULATIVE AGGREGATE OF
                                                                $60,000,000 FOR THE TERM OF
                                                                THE CREDIT AGREEMENT
                                                                (INCLUDING INVESTMENTS DURING
(2)  INVESTMENTS UNDER CLAUSE                                   THE FIRST YEAR OF THE CREDIT
(1)(B) OF SECTION 7.04(d)             $                         AGREEMENT), BUT SUBJECT TO
                                       -----------------        LIMIT IN SECTION 7.04(d)(3)
--------------------------------------------------------------------------------------------------------
(3)  INVESTMENTS UNDER CLAUSE (2)     $                         UP TO $15,000,000 BUT
OF SECTION 7.04(d)                     -----------------        SUBJECT TO LIMIT IN SECTION 7.04(d)(3)
--------------------------------------------------------------------------------------------------------
                                                                $50,000,000 PRIOR TO THE FIRST
                                                                ANNIVERSARY OF THE CREDIT
                                                                AGREEMENT, THEREAFTER A
                                                                CUMULATIVE AGGREGATE OF
                                                                $60,000,000 FOR THE TERM OF
                                                                THE CREDIT AGREEMENT
                                                                (INCLUDING INVESTMENTS DURING
SUM OF (1) PLUS (2) PLUS (3)         $                          THE FIRST YEAR OF THE CREDIT
                                      -----------------         AGREEMENT)


                                      2-6

         "7.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               "(e) Indebtedness secured by Liens permitted by subsections 7.01(i) and (j) in an aggregate amount outstanding not to exceed $20,000,000;"

                                                                   ACTUAL        PERMITTED
-------------------------------------------------------------------------------------------
ACTUAL INDEBTEDNESS INCURRED SUBJECT TO SECTION 7.05(e)
FROM THE DATE OF THE CREDIT AGREEMENT THROUGH
THE LAST DAY OF THE FISCAL QUARTER COVERED BY THIS
COMPLIANCE CERTIFICATE                                    $                     $20,000,000
                                                           -------------------



                                      2-7

         "7.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

               "(d) The Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company with respect to leases each sells or enters into pursuant to the Grand Soft Program up to an aggregate amount of $10,000,000; and the Company's Guaranty Obligations, if any, with respect to such Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company up to an aggregate amount of $10,000,000; and"

                                                      ACTUAL           PERMITTED
---------------------------------------------------------------------------------
(1)  CONTINGENT OBLIGATIONS OF GRAND SOFT
CAPITAL COMPANY AND GRAND SOFT EQUIPMENT         $                    $10,000,000
COMPANY COVERED BY SECTION 7.08(d)                -----------------
---------------------------------------------------------------------------------
(2)  COMPANY'S GUARANTY OBLIGATIONS COVERED
BY SECTION 7.08(d)                               $                    $10,000,000
                                                  -----------------



                                      2-8

                  "(e) In addition to that permitted under the preceding subsections, Guaranty Obligations covering up to $5,000,000 principal of primary obligations."

                                                                   ACTUAL         PERMITTED
----------------------------------------------------------------------------------------------------
GUARANTY OBLIGATIONS COVERED BY SECTION 7.08(e) FROM
THE DATE OF THE CREDIT AGREEMENT THROUGH THE
LAST DAY OF THE FISCAL QUARTER COVERED BY THIS
COMPLIANCE CERTIFICATE                                    $                      $5,000,000
                                                           -------------------



                                      2-9

         "7.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

               "(d) operating leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date in the ordinary course of business as conducted as of the Closing Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $10,000,000;"

                                                                                       ACTUAL     PERMITTED

-----------------------------------------------------------------------------------------------------------
AGGREGATE AMOUNT OF RENT AND OTHER CHARGES COVERED BY OPERATING LEASES COVERED
BY SECTION 7.10(d) ENTERED INTO AFTER THE DATE OF THE CREDIT AGREEMENT AND THROUGH
THE LAST DAY OF THE FISCAL QUARTER COVERED BY THIS COMPLIANCE CERTIFICATE
(WITHOUT DISCOUNTING TO PRESENT VALUE AND WITHOUT REGARD
TO ANY OPTIONS TO EXTEND)                                                           $           $10,000,000
                                                                                    ----------

                                      2-10

                  "(e) leases other than those permitted under other subsections of this Section entered into by the Company or any of its Subsidiaries after the Closing Date, provided, that:

                       "(1) immediately prior to giving effect to such lease, the Property subject to such lease was sold by the Company or any such Subsidiary to the lessor pursuant to a transaction permitted under
         Section 7.02;

                       "(2) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease; and

                       "(3) the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000."

                                                                               ACTUAL                PERMITTED
--------------------------------------------------------------------------------------------------------------
AGGREGATE AMOUNT OF RENT AND OTHER CHARGES TO BE PAID UNDER LEASES (WITHOUT
DISCOUNTING TO PRESENT VALUE AND WITHOUT REGARD TO ANY OPTIONS TO EXTEND)
COVERED BY SECTION 7.10(e) ENTERED INTO AFTER THE DATE OF THE CREDIT
AGREEMENT AND THROUGH THE LAST DAY OF THE FISCAL QUARTER COVERED BY THIS
COMPLIANCE CERTIFICATE                                                       $                      $5,000,000
                                                                              -------------------



                                      2-11

                  "(f) capital leases other than those permitted under other subsections of this Section, entered into by the Company or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the aggregate for all such capital leases included in the Company's most current consolidated balance sheet furnished to the Agent pursuant to Section 6.01 to the Agent shall not exceed $15,000,000."

                                                                 ACTUAL          PERMITTED
--------------------------------------------------------------------------------------------
AGGREGATE FOR CAPITAL LEASES COVERED BY SECTION 7.10(f)
AS OF THE LAST DAY OF THE FISCAL QUARTER COVERED
BY THIS COMPLIANCE CERTIFICATE                            $                      $15,000,000
                                                           -------------------

                                      2-12

         "7.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

               "(a) declare and make dividend payments or other distributions to:

                    "(2) its preferred stock holders, up to an annual aggregate amount of $4,600,000 payable in cash or in its common stock. The amount by which $4,600,000 exceeds the aggregate dividend payments and other distributions made in any fiscal year (commencing with 1996) to preferred stock holders may be added, on a cumulative basis, to the amount available for dividend payments to preferred stock holders in subsequent fiscal years;"

                                                ACTUAL          PERMITTED
-------------------------------------------------------------------------------------
DIVIDEND PAYMENTS OR OTHER
DISTRIBUTIONS MADE IN CASH OR                             $4,600,000 FOR FISCAL YEAR
COMMON STOCK TO PREFERRED STOCK                           1996; THE AMOUNT DETERMINED
HOLDERS FOR THE YEAR ENDING ON THE                        AS SET FORTH BELOW FOR
DATE OF THIS COMPLIANCE CERTIFICATE    $                  SUBSEQUENT FISCAL YEARS
                                        ----------

FOR ALL FISCAL YEARS AFTER FISCAL 1996:

   1.    $4,600,000 MINUS DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO
         PREFERRED STOCK HOLDERS IN FISCAL 1996: $________ (ADD TO $4,600,000 TO DETERMINE AMOUNT AVAILABLE FOR DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO PREFERRED STOCK HOLDERS IN FISCAL 1997. INSERT AMOUNT IN FIRST BLANK IN LINE 2.)

   2. $_________ MINUS DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO PREFERRED STOCK HOLDERS IN FISCAL 1997: $________ (ADD TO $4,600,000 TO DETERMINE AMOUNT AVAILABLE FOR DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO PREFERRED STOCK HOLDERS IN FISCAL 1998. INSERT AMOUNT IN FIRST BLANK
         IN LINE 3.)

   3. $_________ MINUS DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO PREFERRED STOCK HOLDERS IN FISCAL 1998: $_________ (ADD TO $4,600,000 TO DETERMINE AMOUNT AVAILABLE FOR DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS TO PREFERRED STOCK HOLDERS IN FISCAL 1999. INSERT
         AMOUNT IN FIRST BLANK IN LINE 4.)



                                      2-13

         "7.13 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time during any fiscal quarter to be less than the sum of (i) $175,000,000; plus (ii) 75% of the Company's consolidated net income for each fiscal quarter beginning with the first fiscal quarter of 1996 (with no deduction for losses); plus (iii) 100% of Net Issuance Proceeds of any stock offerings or subordinated debt incurred since December 31, 1995.

1.  (a)  BASE AMOUNT                                                            $175,000,000
--------------------------------------------------------------------------------------------
   (b) 75% OF THE COMPANY'S CONSOLIDATED NET INCOME FOR EACH FISCAL QUARTER
BEGINNING WITH FIRST QUARTER 1996 (WITH NO DEDUCTION FOR
LOSSES)                                                                         $
--------------------------------------------------------------------------------------------
   (c)  100% OF NET ISSUANCE PROCEEDS OF ANY STOCK OFFERINGS SINCE
DECEMBER 31, 1995                                                               $
--------------------------------------------------------------------------------------------
   (d)  100% OF NET ISSUANCE PROCEEDS OF SUBORDINATED DEBT INCURRED
SINCE DECEMBER 31, 1995                                                         $
--------------------------------------------------------------------------------------------
2.  SUM OF 1(a), (b), (c) AND (d) OR REQUIRED CONSOLIDATED NET WORTH            $
--------------------------------------------------------------------------------------------
3.  ACTUAL CONSOLIDATED NET WORTH                                               $




                                      2-14

         "7.14  Minimum Fixed Charge Coverage Ratio.  (a)  The
Company shall not permit its Fixed Charge Coverage Ratio:

                     For the period consisting of the four
"To be less than:    consecutive fiscal quarters ending on the
                     last day of its:

       "1.55         fourth fiscal quarter of 1995

       "1.65         first and second fiscal quarters of 1996


       "1.75         third fiscal quarter of 1996

       "2.00 fourth fiscal quarter of 1996 and each of the first three fiscal quarters of 1997

       "2.50         fourth fiscal quarter of 1997 and each
                     fiscal quarter thereafter

               "(b) For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

         'A' means the sum of earnings before taxes plus current operating lease expenses plus interest expense; and

         'B'   means interest expense plus current operating lease expense;

         "in all cases computed on a consolidated basis and measured at the end of the relevant fiscal quarter for the four successive fiscal quarters ending on the last day of such fiscal quarter."

                        A =
-------------------------------------------------
1.  EARNINGS BEFORE TAXES                 $
-------------------------------------------------
2.  CURRENT OPERATING LEASE EXPENSES      $
-------------------------------------------------
3.  INTEREST EXPENSE                      $
-------------------------------------------------
A = 1 + 2 + 3                             $

                                      2-15

                        B =
     -------------------------------------------------
     1.  INTEREST EXPENSE                     $
     -------------------------------------------------
     2.  CURRENT OPERATING LEASE EXPENSES     $
     -------------------------------------------------
     B = 1 + 2                                $


  RATIO OF A TO B =__________

  REQUIRED RATIO AS SET FORTH IN SECTION 7.14(a):  NOT LESS THAN________




                                      2-16

         "7.15 Funded Debt/EBITDA Ratio. (a) The Company shall not permit its Funded Debt/EBITDA Ratio to be greater than:

                     "(1) 5.25 for the period from the Closing Date through its fourth fiscal quarter in 1995;

                     "(2)  4.75 for its first fiscal quarter in 1996;

                     "(3)  4.50 for its second fiscal quarter in 1996;

                     "(4)  4.00 for its third fiscal quarter in 1996;

                     "(5)  3.50 for its fourth fiscal quarter in 1996;
         and

                     "(6) 3.00 for each of its fiscal quarters thereafter.

                  "(b) In determining compliance with this Section, the Company's Funded Debt at each quarterly measurement period shall be reduced by the amounts shown in the following table to accommodate increases in the Company's seasonal debt:

Fiscal quarter                     each year after
ending in:               1996      1996
--------------------------------------------------
March              $10,000,000     $10,000,000
--------------------------------------------------
June               $45,000,000     $50,000,000
--------------------------------------------------
September          $35,000,000     $40,000,000
--------------------------------------------------
December           $0              $0

1.  FUNDED DEBT                                                     $______

2.  MINUS AMOUNT AS DETERMINED ACCORDING TO THE
    TABLE IN SECTION 7.15(b):                                        ______

3.  FUNDED DEBT FOR PURPOSES OF SECTION 7.15 (1 MINUS 2)            $______


4.  EBITDA  =  ______

5.  RATIO OF FUNDED DEBT TO EBITDA = ______

6.  REQUIRED RATIOS AS SET FORTH IN SECTION 7.15(a):  NOT LESS THAN ______

                                      2-17

                                    EXHIBIT B


                               NOTICE OF BORROWING


                                          Date:__________________, _____

To: Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent") under that certain Credit Agreement dated as of December 22, 1995, (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, as the Agent and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent.


Ladies and Gentlemen:

         The undersigned, Dreyer's Grand Ice Cream, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Agreement, of the Borrowing specified below:

              1. The Business Day of the proposed Borrowing is
         _____________________, 19___.

              2. The aggregate amount of the proposed Borrowing is $_________________________.

              3. The Borrowing is to be comprised of $____________ of [Base Rate] [Offshore Rate] [Same Day Rate] Loans.

              4. The duration of the Interest Period for the [Offshore Rate Loans] [Same Day Rate] included in the Borrowing shall be [_____ days] [_____ months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

              (a) the representations and warranties of the Company contained in
         Article V of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

              (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

              (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.


                                                  DREYER'S GRAND ICE CREAM, INC.



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT C


                        NOTICE OF CONVERSION/CONTINUATION


                                                  Date:__________________, _____


To: Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent") under that certain Credit Agreement dated as of December 22, 1995, (as extended, renewed, amended or restated from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), the Agent, and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent.

Ladies and Gentlemen:

      The undersigned, Dreyer's Grand Ice Cream, Inc. (the "Company"), refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Agreement, of the [conversion] [continuation] of the Loans specified herein, that:


             1. The Conversion/Continuation Date is ________________, 19__.

             2. The aggregate amount of the Loans to be [converted] [continued] is $____________________.

             3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

             4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____ days] [_____ months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed [conversion]
[continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

             (a) the representations and warranties of the Company contained in
      Article V of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

             (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

             (c) the proposed [conversion] [continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.


                                                  DREYER'S GRAND ICE CREAM, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT D


                                December 22, 1995


Bank of America N.T. & S.A.
555 California Street
San Francisco, CA 94104

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA  94111-5812

Credit Suisse
633 West Fifth Street
Los Angeles, CA  90071

The Bank of California, N.A.
400 California Street, 17th Floor
San Francisco, CA  94104

Gentlemen:

         We have acted as counsel to Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of December 22, 1995, among the Company, Bank of America N.T. & S.A., as one of the Banks and as Agent, ABN AMRO Bank N.V., as one of the Banks and as Co-Agent, Credit Suisse and The Bank of California, N.A. (the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement. This opinion is rendered pursuant to
Section 4.10(c) of the Credit Agreement.

         We have examined executed copies of the Credit Agreement. We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. With respect to factual matters not within our actual knowledge, we have made no independent investigation but have relied solely upon factual recitals set forth in the Credit Agreement and in other documents which we have reviewed and upon the officer's certificate and the certificates of appropriate public officials referred to above.

Bank of America NT & SA
ABN AMRO Bank N.V.
Credit Suisse
The Bank of California, N.A.
December 22, 1995
Page 2




         We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company or its Subsidiaries, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. Except Dreyer's International, Inc. which is not in good standing in the United States Virgin Islands for failure to file its 1995 Annual Report and Franchise Tax Report, each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (except in such jurisdiction or jurisdictions where a failure to do any or all of the above would not have a Material Adverse Effect on the applicable Subsidiary or the Company).

         2. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement. Each of the Company and its Subsidiaries has full corporate power and authority to own its property and to carry on its business in the manner currently conducted.

         3. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

         4. The Credit Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

         5. Execution and delivery of the Credit Agreement and performance by the Company of its obligations thereunder does not violate the Certificate of Incorporation or By-laws of the Company, or any applicable law or regulation or any order of court or

Bank of America NT & SA
ABN AMRO Bank N.V.
Credit Suisse
The Bank of California, N.A.
December 22, 1995
Page 3




arbitrator known to us and specifically directed to the Company or its Subsidiaries, or result in a material breach of, or default under, the provisions of any material contract known to us by which the Company or its Subsidiaries is bound.

         6. To our knowledge, there are no actions, suits or proceedings pending or overtly threatened against the Company or its Subsidiaries before any court or administrative agency which (i) affect or pertain to the Credit Agreement or the transactions contemplated thereby, or (ii) if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company.

         The opinions set forth above are subject to the following qualifications:

         (a) The enforceability of the Company's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or similar laws affecting creditor's rights generally, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the requirement that any actions taken or determinations made by the Banks be consistent with the implied covenant of good faith and fair dealing and the Banks' obligation to act in a commercially reasonable manner in exercising any rights and remedies.

         (b) Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

         We express no opinion as to any matter other than as set forth above. Further, we express no opinion on the laws of any jurisdiction other than the State of California, the federal law of the United States of America and the corporate law of the State of Delaware.

Bank of America NT & SA
ABN AMRO Bank N.V.
Credit Suisse
The Bank of California, N.A.
December 22, 1995
Page 4




         The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion.

         This opinion is rendered solely for your use in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.

                                                     Very truly yours

                                                     MANWELL & MILTON



                                                     By
                                                       Denise B. Milton

                                    EXHIBIT E


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, _____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS

                  WHEREAS, the Assignor is party to that certain Credit Agreement (the "Agreement") dated as of December 22, 1995 (as amended, amended and restated, modified, supplemented or renewed, the "Agreement") among Dreyer's Grand Ice Cream, Inc. a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"), and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent. Any terms defined in the Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Agreement;

                  WHEREAS, as provided under the Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

                  WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Agreement];

                  WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

             1.   Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement and the Loan Documents.

                  [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to Loans.]

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 10.04 and 10.05 of the Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

             2.   Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

                  (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08(a)(iii) of the Agreement.

             3.   Reallocation of Payments.

             Any interest, fees and other payments accrued to the

Effective Date with respect to the Commitment[,] [and] Loans be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

             4.  Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

             5.  Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                      (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                      (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08(a) of the Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                      (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                      [(iv) the Assignee shall have complied with Section 9.10 of the Agreement (if applicable);]

                      (v) the processing fee referred to in Section 2(b) hereof and in Section 10.08(a)(iii) of the Agreement shall have been paid to the Agent; and

                      (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's

Percentage Share of the rights and obligations of the Assignor under the Agreement (if such agreement exists).

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

             [6.   Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Agreement.]

             7.  Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

             8.  Representations and Warranties.

                 (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

             9.  Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

             10.  Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                          [ASSIGNOR]


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:


                                                          [ASSIGNEE]


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                           _______________, 19__

Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Dreyer's Grand Ice Cream, Inc.
5929 College Ave.
Oakland, CA  94618
Attn:  Treasurer

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 22, 1995 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Agreement") among Dreyer's Grand Ice Cream, Inc. (the "Company"), the Banks referred to therein, Bank of America National Trust and Savings Association as agent for the Banks (the "Agent") and ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent. Terms defined in the Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Loans is $_____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent[, the Issuing Bank] and, if applicable, Dreyer's Grand Ice Cream, Inc. to such assignment, the Assignee will be bound by the terms of the Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Agreement.

         3.       The following administrative details apply to the Assignee:

                  (A)    Notice Address:

                         Assignee name:
                                        ----------------------------------------
                         Address:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                         Attention:
                                    --------------------------------------------
                         Telephone: (   )
                                     ---  --------------------------------------
                         Telecopier: (   )
                                      ---  -------------------------------------

                  (B)    Payment Instructions:

                         Account No.:
                                      ------------------------------------------
                         Address:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                         Reference:
                                    --------------------------------------------
                         Attention:
                                    --------------------------------------------
                         Telephone: (   )
                                     ---  --------------------------------------
                         Telecopier: (   )
                                      ---  -------------------------------------

                  (C)    Domestic Lending Office:

                         Address:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                         Attention:
                                    --------------------------------------------
                         Telephone: (   )
                                     ---  --------------------------------------
                         Telecopier: (   )
                                      ---  -------------------------------------

                  (D)    Offshore Lending Office:

                         Address:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                         Attention:
                                    --------------------------------------------
                         Telephone: (   )
                                     ---  --------------------------------------
                         Telecopier: (   )
                                      ---  -------------------------------------

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                                     Very truly yours,

                                                     [NAME OF ASSIGNOR]


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:


                                                     [NAME OF ASSIGNEE]


                                                     By:
                                                     Name:
                                                     Title:


                                                     By:
                                                     Name:
                                                     Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


DREYER'S GRAND ICE CREAM, INC.


By:
   -----------------------------------
Name:
Title:


By:
   -----------------------------------
Name:
Title:


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:
   -----------------------------------
Name:
Title:  Vice President

                                 Schedule 2.01

                                  Commitments

====================================================================================================
           Bank                 Commitment to   Commitment from    Commitment from    Pro Rata Share
                                12/31/97*       12/31/97 and to    12/31/98 and to
                                                12/31/98*          the Revolving
                                                                   Termination Date
----------------------------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION   $ 65,000,000     $ 55,714,285.72    $ 46,428,571.43    37.142857143%

----------------------------------------------------------------------------------------------------

ABN AMRO BANK N.V.                60,000,000       51,428,571.43      42,857,142.86    34.285714286%

----------------------------------------------------------------------------------------------------

CREDIT SUISSE                     30,000,000       25,714,285.71      21,428,571.43    17.142857143%

----------------------------------------------------------------------------------------------------

THE BANK OF CALIFORNIA            20,000,000       17,142,857.14      14,285,714.28    11.428571428%

----------------------------------------------------------------------------------------------------

TOTAL                           $175,000,000     $150,000,000.00    $125,000,000.00   100.000000000%
                                ============     ===============    ===============   ==============

====================================================================================================

         * On which dates the Company shall repay the amount, if any, by which the aggregate principal of outstanding Loans exceeds the combined Commitments.

                                  SCHEDULE 5.07

                                      ERISA




         The Company has been advised that the participation of the employees of Dreyer's Grand Ice Cream Charitable Foundation and Edy's Grand Ice Cream Charitable Foundation (the "Charitable Foundations") in the Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Savings Plan") may be construed as the Charitable Foundations "maintaining" the Savings Plan contrary to Internal Revenue Code
Section 401(k)(4)(B). The Company has discontinued the Charitable Foundations employees' active participation in the Savings Plan. The Company has also prepared a Voluntary Compliance Resolution ("VCR") application to obtain a compliance certificate from the Internal Revenue Service on the discontinuance of participation by the Charitable Foundations employees and the disposition of contributions and earnings related to that participation. The Company filed the VCR application on December 22, 1994 and the application is presently pending before the Internal Revenue Service.

                                  SCHEDULE 5.11

                   SPECIAL DISCLOSURES OF FINANCIAL CONDITION


                                      None.

                                 SCHEDULE 5.15

                                LABOR RELATIONS

        1. Edy's Grand Ice Cream and United Food and Commercial Workers Union Local 700, Ft. Wayne, Indiana, NLRB Case No. 25-CA-23065; and 25-CA-23141.

        In January of 1994, United Food and Commercial Workers Union Local 700 ("UFCW") filed a representation petition seeking to represent all employees working at Edy's Ft. Wayne Manufacturing Facility. An election was subsequently held in March 1994 which was won by the employer. Subsequent to the election, a number of employees were discharged. The UFCW, in turn, filed Unfair Labor Practice Charges with Region 25 of the National Labor Relations Board ("NLRB") alleging that these terminations were motivated by Edy's intent to retaliate against these employees for having participated in union organizing activities.

        Originally, two separate Charges were filed and subsequently consolidated by order of the Regional Director. After investigation, the Regional Director issued a Complaint against Edy's alleging that the following individuals were terminated in violation of the National Labor Relations Act for having engaged in union organizing activities:

     Joe Troendly      -    Date of Termination:    March 31, 1994
     Steve Leatherman  -    Date of Termination:    March 31, 1994
     Robert Byanskie   -    Date of Termination:    April 4, 1994
     Lois Jones        -    Date of Termination:    April 22, 1994
     Amy Wickensheimer -    Date of Termination:    Oct. 10, 1994

        The Complaint in the matter also alleges that Edy's engaged in certain other violations of the National Labor Relations Act, such as interrogating employees about their union membership activities and issuing verbal warnings to other employees. In addition, an Amended Complaint was issued in September 1994 alleging that Edy's had removed certain union supporters from employee committees in retaliation for their having engaged in union organizing activities.

        If successful, the claimants in the present case would be entitled to reinstatement, back pay and compensation for any and all lost benefits. At the time of his termination, Mr. Troendly was earning approximately $50,000 a year. The other claimants were earning approximately $30,000 to $35,000 per year.
The other, non-economic allegations would require the Company to reinstate certain employees to the committees they were removed from and to post a notice agreeing to refrain from interrogating employees and/or issuing warnings in retaliations for their participation in union organizing activities.

        Edy's believes it has significant defenses to each and every of these claims. These defenses include the fact that certain of these individuals were supervisors under Section 2(11) of the National Labor Relations Act and, accordingly, were prohibited from engaging in union organizing activities. In addition, the record reflects that there were legitimate business reasons for the termination of certain of these individuals related to their violation of the Company's policies and/or for failure to adequately perform their job duties.

        Edy's intends to vigorously defend these claims. At the present time, no trial of the matter has been set, although it is anticipated that the case will proceed to trial in the spring of 1995.

        2.  Edy's Grand Ice Cream and Marvin Stanley, NLRB Case No. 22-CA-20245.

        Stanley was employed by Edy's Rockaway, New Jersey Distribution Facility in approximately July of 1994. On or about September 20, 1994, Edy's extended Stanley's probationary period due to performance-related problems. On or about October 20, 1994, Stanley was terminated for poor performance. Stanley subsequently filed an unfair labor practice charge with the National Labor Relations Board alleging that he was terminated in retaliation for his union organizing activities and/or his support of the union.

        The National Labor Relations Board conducted an investigation into Stanley's termination. On or about November 30, 1995, the NLRB issued a complaint against Edy's alleging that Stanley had been terminated in retaliation for his union organizing activities and support of the union.

        If successful, Stanley would be entitled to reinstatement, back pay and compensation for any and all lost benefits. At the time of his termination, Stanley was earning approximately $35,000 a year. At this time, Stanley had made an offer to settle his claim fully and completely, including waiving any reinstatement, for a gross payment of $10,000.

        Edy's believes it has significant defenses to each and every of Stanley's claims. These defenses include the fact that he was terminated for legitimate work-related problems, and that his termination was in no way based on his union organizing activities and/or support of the union.

        At the present time, Edy's intends to vigorously defend these claims. The matter has not been scheduled for trial, although it is anticipated that the case will proceed to trial some time during the spring of 1996.

                                  SCHEDULE 5.17

                                  SUBSIDIARIES


(a)      Subsidiaries

         Edy's Grand Ice Cream, a California corporation

         Edy's of Illinois, Inc., an Illinois corporation

         Dreyer's International [FSC], a Virgin Islands corporation

         Grand Soft Capital Company, a California corporation

         Grand Soft Equipment Company, a Kentucky corporation (formerly named Polar Express Systems International, Inc.)

(b)      Ownership Interests

         M-K-D Distributors, Inc., a Texas corporation

         DSD Partnership, a California general partnership

         Kabushiki Kaisha Dreyer's Japan, a Japanese limited liability stock company (in liquidation)

         Yadon Enterprises, Inc., dba Rainbo Distribution Company, a California corporation

         Starbucks/Dreyer's Ice Cream Partnership, a California general partnership

                                  SCHEDULE 7.01

                                 EXISTING LIENS


         1. Security Agreement dated as of September 1, 1985 between Edy's Grand Ice Cream ("Edy's") and Security Pacific National Bank ("Security Pacific") pursuant to which Edy's granted Security Pacific a lien on certain fixtures and equipment located at Edy's City of Fort Wayne, Indiana facility to secure Edy's obligations to Security Pacific under a Letter of Credit Agreement dated September 1, 1985. The obligations secured total $9,450,000, as reduced from time to time as the outstanding principal balance of the $9,000,000 City of Ft. Wayne, Indiana Industrial Revenue Bonds (Edy's Grand Ice Cream) 1985 Series is reduced from time to time.

         2. Mortgage in favor of Security Pacific dated August 22, 1985 on Edy's City of Fort Wayne, Indiana real property given to secure Edy's obligations to Security Pacific referred to in paragraph 1 above.

         3. Combination Mortgage, Security Agreement and Fixture Financing Statement in favor of the Northern Trust Company dated December 31, 1985 on Tivoli Distributing Company, Inc. real property (and the fixtures located on such real property) given to secure Tivoli's obligation to the Northern Trust Company. A release of said mortgage is to be prepared in connection with the obligation's satisfaction on December 1, 1994.

         4. Those liens set forth on Exhibit A to this Schedule attached hereto and incorporated herein by reference.

                                    EXHIBIT A
                                       TO
                                  SCHEDULE 7.01

                       UCC-1                                                                 UCC-2             UCC-2
                       Date of          Secured                                              Date of           Type of
State of Filing        Filing           Party             Debtor            File No.         Filing            Filing
---------------        ------           -----             ------            --------         ------            ------
Arizona       (1)      05/01/91         Handling          Cervelli          662555
                                        Systems, Inc.     Distributors,
                                                          Inc.

              (2)      06/18/86         IBM Credit        Cervelli          442068
                                        Corporation       Distributors,

California    (3)      07/17/78         Crocker           Dreyer's          78-112136        04/18/83          Continuation
                                        Equipment         Grand Ice                          04/19/88          Continuation
                                        Leasing, Inc.     Cream, Inc.                        10/18/88          Release

              (4)      10/03/88         Crown             Dreyer's          88-245423
                                        Credit Co.        Grand Ice
                                                          Cream, Inc.

              (5)      02/02/89         Bell Atlantic     Dreyer's          89-029475
                                        Tricon Leasing    Grand Ice
                                        Corp.             Cream, Inc.

              (6)      12/31/85         Chancellor        Dreyer's          85-316802        05/19/86          Assignment
                                        Corp.             Grand Ice                          11/20/90          Continuation
                                                          Cream, Inc.

              (7)      05/28/92         Crown Credit      Dreyer's          92-118060
                                        Co.               Grand Ice
                                                          Cream, Inc.

              (8)      11/17/88         Security          Dreyer's          88-288896
                                        Pacific Equip.    Grand Ice
                                        Leasing,Inc.      Cream, Inc.

              (9)      12/05/88         Wells Fargo       Dreyer's          88-301804
                                        Leasing Corp.     Grand Ice
                                                          Cream, Inc.

              (10)     06/19/89         Security          Dreyer's          89-165683
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

              (11)     06/22/89         Crown Credit      Dreyer's          89-170433
                                        Co.               Grand Ice
                                                          Cream, Inc.

              (12)     07/10/89         Crown Credit      Dreyer's          89-185126
                                        Co.               Grand Ice
                                                          Cream, Inc.

              (13)     09/27/89         Crown Credit      Dreyer's          89-253881
                                        Co.               Grand Ice
                                                          Cream, Inc.

              (14)     11/13/89         Security          Dreyer's          89-292168
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

                       UCC-1                                                                 UCC-2             UCC-2
                       Date of          Secured                                              Date of           Type of
State of Filing        Filing           Party             Debtor            File No.         Filing            Filing
---------------        ------           -----             ------            --------         ------            ------
California    (15)     11/13/89         Security          Dreyer's          89-293877
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

              (16)     02/13/90         Leasenu Inc.      Dreyer's          90-041016
                                                          Grand Ice
                                                          Cream, Inc.

              (17)     02/13/90         Leasenu Inc.      Dreyer's          90-041017
                                                          Grand Ice
                                                          Cream, Inc.

              (18)     06/11/90         Security          Dreyer's          90-147098        11/26/90          Assignment
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

              (19)     07/12/90         1989-Oakland      Dreyer's          90-170505
                                        Housing Part-     Grand Ice
                                        nership Asso-     Cream, Inc.
                                        ciates

              (20)     01/17/91         Bay Area Oil      Dreyer's          91-010037
                                        Company           Grand Ice
                                                          Cream, Inc.

              (21)     02/11/91         American          Dreyer's          91-029566
                                        National          Grand Ice
                                        Leasing Corp.     Cream, Inc.

              (22)     03/18/91         Security          Dreyer's          91-059056
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

              (23)     04/11/91         JM Lift           Dreyer's          91-079844
                                        Trucks Inc.       Grand Ice
                                                          Cream, Inc.

              (24)     05/24/91         Security          Dreyer's          91-113571
                                        Pacific Equip.    Grand Ice
                                        Leasing, Inc.     Cream, Inc.

              (25)     03/05/92         Clark Rental      Dreyer's          92-044615
                                        System            Grand Ice
                                                          Cream, Inc.

              (26)     04/06/92         1991-Oakland      Dreyer's          92-062835
                                        Housing Part-     Grand Ice
                                        nership Asso-     Cream, Inc.
                                        ciates, a
                                        California Ltd.
                                        Partnership

              (27)     05/08/92         Clark Rental      Dreyer's          92-104147
                                        System            Grand Ice
                                                          Cream, Inc.

              (28)     07/09/92         Pitney            Dreyer's          92-150874
                                        Bowes Credit      Grand Ice
                                        Corp.             Cream, Inc.

              (29)     01/10/90         Security          Edy's Grand       90-008059
                                        Pacific Equip.    Ice Cream,
                                        Leasing, Inc.

                       UCC-1                                                                 UCC-2             UCC-2
                       Date of          Secured                                              Date of           Type of
State of Filing        Filing           Party             Debtor            File No.         Filing            Filing
---------------        ------           -----             ------            --------         ------            ------
California    (30)     10/23/87         Security          Edy's Grand       87-258452
                                        Pacific Equip.    Ice Cream,
                                        Leasing, Inc.

              (31)     07/14/88         Security          Edy's Grand       88-169938
                                        Pacific Equip.    Ice Cream,
                                        Leasing, Inc.

              (32)     09/30/85         Security          Edy's Grand       85-237915        06/01/90          Continuation
                                        Pacific Equip.    Ice Cream
                                        Leasing, Inc.

Illinois      (33)     05/05/92         Pitney            Edy's Grand       2982060
                                        Bowes Credit      Ice Cream

Indiana       (34)     07/18/88         Security          Edy's Grand       1508312
                                        Pacific Equip.    Ice Cream
                                        Leasing, Inc.

              (35)     10/26/87         Security          Edy's Grand       1420961
                                        Pacific Equip.    Ice Cream
                                        Leasing, Inc.

              (36)     10/02/85         Security          Edy's Grand       1184458          06/29/90          Continuation
                                        Pacific Equip.    Ice Cream
                                        Leasing, Inc.

              (37)     08/28/85         Security          Edy's Grand       1175113          08/28/90          Continuation
                                        Pacific           Ice Cream
                                        National Bank

Minnesota     (38)*    01/31/86         The Northern      Tivoli            866154           10/12/90          Continuation
                                        Trust Company     Distributing
                                                          Company, Inc.

* Underlying obligation has been satisfied, termination statement to be prepared and filed.

                                  SCHEDULE 7.04

                                   INVESTMENTS

1. Promissory Note of Don Redican Distributing, Inc. dated December 15, 1993 in the principal amount of $70,436.35 payable to Dreyer's Grand Ice Cream, Inc.

2. Promissory Note of Don Redican Distributing, Inc. dated March 5, 1994 in the principal amount of $21,657.05 payable to Dreyer's Grand Ice Cream, Inc.

3. Promissory Note of Don Redican Distributing, Inc. dated May 3, 1994 in the principal amount of $4,203.30 payable to Dreyer's Grand Ice Cream, Inc.

4. Promissory Note of Don Redican Distributing, Inc. dated June 3, 1994 in the principal amount of $22,005.20 payable to Dreyer's Grand Ice Cream, Inc.

5. Promissory Note of Joseph Saker dated July 17, 1995 in the principal amount of $317,491.44 payable to Dreyer's Grand Ice Cream, Inc.

6. Promissory Note of Sunbelt Distributors, Inc. dated November 30, 1994 in the principal amount of $1,999,998.31, payable to Dreyer's Grand Ice Cream, Inc.

7. Option to purchase outstanding stock of Sunbelt Distributors, Inc. (option extension payment due January 4, 1996), and in the event the option is exercised by the Company, payment of the purchase price and any subsequent earnout payments to the former shareholders of Sunbelt.

8. Earnout payment to the former shareholders of Polar Express Systems International, Inc.

9. Promissory Note of Rutledge Distribution Inc. dated July 21, 1994 in the principal amount of $328,754.88 payable to Dreyer's Grand Ice Cream, Inc.

10.      Promissory Note of the Yadon Family Partnership dated
         _____________________, 1994 in the principal amount of $460,000.00 payable to Dreyer's Grand Ice Cream, Inc.

11. Promissory Note of David and Ann Kottler dated November 28, 1986 in the principal amount of $350,000 payable to National City Bank ("NCB"), which was assigned to Edy's Grand Ice Cream on January 4, 1995 upon payment to NCB of $26,575.85.

12. Promissory Note of Sunbelt Distributors, Inc. dated March 31, 1995 in the principal amount of $1,999,998.56 payable to Dreyer's Grand Ice Cream, Inc.

13. Promissory Note of Seward's Ice Cream Distributors, Inc. dated November 2, 1995 in the principal amount of $792,528.91 payable to Edy's Grand Ice Cream.

                                  SCHEDULE 7.05

                                  INDEBTEDNESS


         That amount of indebtedness reflected on the attached balance sheet plus any bank borrowings which may have occurred from September 30, 1995 through the Closing Date.

                            DREYER'S GRAND ICE CREAM

                           CONSOLIDATED BALANCE SHEET

                                                        September 30,     December 31,
($ in thousands, except per share amounts)                  1995              1994
                                                        -------------     ------------
                                                         (unaudited)
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued liabilities                $ 37,795          $ 30,130
  Accrued payroll and employee benefits                     14,396            15,801
  Current portion of long-term debt                          3,600             4,500
                                                          --------          --------
  Total current liabilities                                 55,791            50,431

Long-term debt, less current portion                       137,300            46,100
Convertible subordinated debentures                                          100,752
Deferred income taxes                                       30,214            28,822
                                                          --------          --------
Total liabilities                                          223,306           226,105
                                                          --------          --------
Redeemable convertible Series B preferred stock,
  $1 par value - 1,008,000 shares authorized;
  1,008,000 shares and no shares issued and
  outstanding in 1995 and 1994, respectively                98,214
                                                          --------          --------
Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $1 par value -
     8,992,000 shares authorized; no shares
     issued or outstanding in 1995 and 1994
  Common stock, $1 par value -
     30,000,000 shares authorized; 12,900,000
     shares and 14,064,000 shares issued and
     outstanding in 1995 and 1994, respectively             12,900            14,064
  Capital in excess of par                                  38,635            75,257
  Retained earnings                                         49,115            46,600
                                                          --------          --------
Total stockholders' equity                                 100,650           135,921
                                                          --------          --------
Total liabilities and stockholders' equity                $422,169          $362,026
                                                          ========          ========


          See accompanying Notes to Consolidated Financial Statements

                                  SCHEDULE 7.08

                             CONTINGENT OBLIGATIONS


1. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated February 10, 1994 in favor of West One Bank, Idaho (guaranteeing the obligations of Don Redican Distributing, Inc. in the principal amount of $50,573.00).

2. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated April 6, 1994 in favor of Seattle First National Bank (guaranteeing obligations of Williams Inland Distributors, Inc. in the aggregate amount of $850,000).

3. Guaranty by Dreyer's Grand Ice Cream, Inc. of certain loans of employees in connection with their relocation in the aggregate amount of $499,350.00.

                                 Schedule 10.02

                          Addresses for Notices, etc.

ADDRESSES FOR NOTICES

DREYER'S GRAND ICE CREAM, INC.
5929 College Avenue
Oakland, CA  94618

Attention:  William C. Collett, Treasurer

Telephone:  510/601-4339
Facsimile:  510/450-4592



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent
Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103

Attention:  Christine Cordi
            Vice President

Telephone: 415/436-2790
Facsimile: 415/436-2700

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a Bank

DOMESTIC AND OFFSHORE LENDING OFFICE:
Bank of America National Trust and Savings Association
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:  Shireen Watson

Telephone:  510/675-7148
Facsimile:  510/675-7531


NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):
Bank of America National Trust
and Savings Association
Credit Products #3838
555 California Street - 41st Floor
San Francisco, CA  94137

Attention:  Michael J. Dasher
            Vice President

Telephone:  415/622-2126
Facsimile:  415/622-4584

ABN AMRO BANK N.V.

DOMESTIC AND OFFSHORE LENDING OFFICE:
ABN AMRO BANK N.V.
101 California Street - Suite 4550
San Francisco, CA  94111-5812

Attention:  Gloria C. Lee

Telephone:  415/984-3720
Facsimile:  415/363-3524


NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):
ABN AMRO BANK N.V.
101 California Street - Suite 4550
San Francisco, CA  94111-5812

Attention:  Gina Brusatori
            Vice President

Telephone:  415/984-3702
Facsimile:  415/363-3524

CREDIT SUISSE

DOMESTIC AND OFFSHORE LENDING OFFICE:
CREDIT SUISSE
633 West Fifth Street, 64th Floor
Los Angeles, CA  90071

Attention:  Rita Asa
            Loan Administrator

Telephone:  213/955-8284
Facsimile:  213/955-8245


NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):
CREDIT SUISSE
633 West Fifth Street, 64th Floor
Los Angeles, CA  90071

Attention:  Maria Gaspara
            Associate

Telephone:  213/955-8256
Facsimile:  213/955-8245


With a copy to:
CREDIT SUISSE
50 California Street - Suite 2940
San Francisco, CA 94111

Attention:  Andrew Tammen
            Associate

Telephone:  415/391-9590
Facsimile:  415/362-1175

THE BANK OF CALIFORNIA, N.A.

DOMESTIC AND OFFSHORE LENDING OFFICE:
THE BANK OF CALIFORNIA, N.A.
400 California Street - 17th Floor
San Francisco, CA  94104
Attention:  Kathy Simien

Telephone:  415/765-3641
Facsimile:  415/765-2634


NOTICES (OTHER THAN NOTICES OF BORROWING AND NOTICES OF
CONVERSION/CONTINUATION):
THE BANK OF CALIFORNIA, N.A.
400 California Street - 17th Floor
San Francisco, CA  94104

Attention:  Wanda Headrick

Telephone:  415/765-3003
Facsimile:  415/765-2634